UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 1, 2007

OGDEN GOLF CO. CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

333-105025	87-0652870
(Commission File Number)	(IRS Employer Identification No.)

1781 Washington Blvd, Ogden, UT	84401
(Address of Principal Executive Offices)	(Zip Code)

801-627-4442
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Effective August 1, 2007, Douglas P. Morris resigned as a Director of Ogden Golf Co. Corporation.    There was no disagreement between Mr. Morris and the Company regarding any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 1, 2007	OGDEN GOLF CO. CORPORATION

By: /s/ Mark A. Scharmann
President/Chairman of the Board